Exhibit 23.1

                 Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CUC
International Inc. 1992 Employee Stock Option Plan and in the related Prospectus of our report dated March 21, 1995, with respect to the consolidated financial statements and schedule of CUC International Inc. included in its Annual
Report (Form 10-K) for the year ended January 31, 1995, filed with the Securities and Exchange Commission.






                                   ERNST & YOUNG LLP

Stamford, Connecticut
January 26, 1996